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                                                                    Exhibit 99.1

CONTACT:                                                   FOR IMMEDIATE RELEASE

Richard T. Browning
Chief Financial Officer
(203) 661-1926, ext. 6628

Jane F. Casey
Vice President
(203) 661-1926, ext. 6619

                BLYTH INDUSTRIES FOURTH QUARTER NET SALES UP 30%
                    EPS, AT $0.57, INCREASES 27% YEAR-TO-YEAR

GREENWICH, CT, USA March 16, 2000: Blyth Industries, Inc. (NYSE:BTH) today reported fourth quarter Net Sales of $328,873,000, a 30% increase over the prior fourth quarter Net Sales of $252,258,000. Operating Profit rose 30% to $49,167,000 when compared to $37,917,000 in the prior year period. Net Earnings for the quarter were $27,533,000 compared to $22,573,000 in the prior year, a 22% increase. Diluted Net Earnings Per Share for the fourth quarter were $0.57, up 27% from $0.45 per share during the same period last year.

Net Sales for the fiscal year ended January 31, 2000 totaled $1,097,450,000, a 25% increase over the $875,065,000 in Net Sales reported a year ago. Operating Profit for the twelve months increased 28% from $128,237,000 to $164,001,000. Net Earnings of $92,389,000 increased 24% compared to $74,502,000 for the prior year. Diluted Net Earnings Per Share were $1.89, up 26% compared to $1.50 for the prior year.

Commenting on the strong fourth quarter results, Robert B. Goergen, Chairman of the Board and CEO, said "Blyth's fourth quarter results continued our strong operating trends as product mix included more premium products, and operating efficiencies in manufacturing, distribution, sourcing and administrative areas had a very favorable impact on our operating profit margin. In fact, excluding the impact of Liljeholmens which was not in the year-earlier results, fourth quarter operating profit margin grew by over 100 basis points. In addition, Blyth continued to generate significant Cash Flow from Operations, totaling $120 million for the full fiscal year 2000, demonstrating not only strong earnings growth but also effective management of working capital."

Mr. Goergen continued by commenting on recent new product launches, "Blyth has a major presence in four major channels of distribution: direct selling, premium retail outlets, mass


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retail outlets and the "away from home" market. We continue to aggressively renew our product lines in each of these channels of distribution with innovative product offerings, such as Colonial at HOME -TM- in the premium retail channel and Indulgences-TM- for our direct selling customers, which demonstrate our ability to develop and launch the type of products needed to support future sales growth and profitability."

Blyth Industries, Inc., headquartered in Greenwich, CT, designs, manufactures, markets and distributes an extensive line of candles and home fragrance products including scented candles, outdoor lighting products, potpourri and environmental fragrance products, and markets a broad range of related candle accessories and decorative gift bags and tags. Its products are sold in the United States under various brand names, including Colonial Candle of Cape Cod-Registered Trademark-, PartyLite Gifts-Registered Trademark-, Carolina Designs-Registered Trademark-, Ambria-TM-, Canterbury-Registered Trademark-, Florasense-Registered Trademark-, Jeanmarie-Registered Trademark- and FilterMate-Registered Trademark- and in Europe under Gies, Liljeholmens, Eclipse Candles and Colony. It is also a leading producer of portable heating fuel products sold under the Sterno-Registered Trademark-and Handy Fuel-Registered Trademark- brand names.

Blyth Industries, Inc. can be found on the Internet at www.blythindustries.com.

This press release contains "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Actual results could differ materially due to various factors, including the risk of maintaining the Company's growth rate, the Company's ability to respond to increased product demand, the risks associated with international sales and foreign products, dependence on key management personnel, competition in terms of price and new product introductions, and other factors described in this press release, in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1999, and in the Company's Annual Report on Form 10-K for the year ended January 31, 1999.

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

                                                                BLYTH INDUSTRIES, INC.
                                                         Consolidated Statement of Earnings
                                                        (In thousands except per share data)
                                                                     (Unaudited)

                                                     Three Months         Three Months       Twelve Months       Twelve Months
                                                    Ended January 31,   Ended January 31,   Ended January 31,  Ended January 31,
                                                         2000 (1)             1999               2000 (1)           1999
                                                       ----------          ----------          ----------         ----------
Net sales                                              $  328,873          $  252,258          $1,097,450         $  875,065
Cost of goods sold                                        147,452             102,283             480,446            367,517
                                                       ----------          ----------          ----------         ----------
    Gross profit                                          181,421             149,975             617,004            507,548
Selling and shipping                                      103,925              87,472             357,256            296,753
Administrative                                             27,426              24,024              92,754             80,465
Amortization of goodwill                                      903                 562               2,993              2,093
                                                       ----------          ----------          ----------         ----------
                                                          132,254             112,058             453,003            379,311
                                                       ----------          ----------          ----------         ----------
    Operating profit                                       49,167              37,917             164,001            128,237
                                                       ----------          ----------          ----------         ----------
Other expense(income)
  Interest expense                                          4,049               1,432              12,104              6,653
  Interest income/other                                     1,801                (226)              1,361               (481)
  Equity in earnings of investee                           (1,393)               (719)                146               (825)
                                                       ----------          ----------          ----------         ----------
                                                            4,457                 487              13,611              5,347
                                                       ----------          ----------          ----------         ----------
    Earnings before income taxes
    and minority interest                                  44,710              37,430             150,390            122,890
Income tax expense                                         17,147              14,841              57,543             48,387
                                                       ----------          ----------          ----------         ----------
    Earnings before minority interest                      27,563              22,589              92,847             74,503
Minority interest                                              30                  16                 458                  1
                                                       ----------          ----------          ----------         ----------
    Net earnings                                       $   27,533          $   22,573          $   92,389         $   74,502
                                                       ==========          ==========          ==========         ==========

Basic:
    Net earnings per common share                      $     0.57          $     0.46          $     1.91         $     1.52
    Weighted average number of shares outstanding          48,089              49,189              48,471             49,165

Diluted:
    Net earnings per common share                      $    0.57           $     0.45          $     1.89         $     1.50
    Weighted average number of shares outstanding          48,383              49,617              48,818             49,604





                                                  Consolidated Balance Sheets
                                                         (In thousands)
                                                           (Unaudited)

                                                  January 31, 2000 (2)    January 31, 1999
                                                  --------------------    ----------------
Assets
  Cash and Cash Equivalents                            $ 46,047               $ 18,571
  Accounts Receivable, Net                               84,919                 60,810
  Inventories                                           186,696                169,749
  Property, Plant & Equipment, Net                      273,528                236,273
  Other Assets                                          121,906                 91,380
                                                       --------               --------
                                                       $713,096               $576,783
                                                       ========               ========

Liabilities and Stockholders' Equity
  Bank Debt                                            $ 24,710               $ 92,993
  Senior Notes                                           21,429                 25,000
  Bond Debt                                             150,000                     --
  Other Liabilities                                     136,743                136,758
  Stockholders' Equity                                  380,214                322,032
                                                       --------               --------
                                                       $713,096               $576,783
                                                       ========               ========


(1) As a result of the Company's purchases of Liljeholmens Stearinfabriks AB and Colony Gift Corporation Ltd., the results of operations of Liljeholmens and Colony Gift are included in the Consolidated Statement of Earnings of the Company since their dates of acquisition.

(2) The balance sheet of Colony Gift is consolidated in the January 31, 2000 Consolidated Balance Sheet of the Company as a result of the Company acquiring a controlling interest in Colony Gift in June 1999, and was included in the Consolidated Balance Sheet of the Company as an equity investment at January 31, 1999. Before consolidating Colony Gift, key balance sheet amounts would be:
Accounts Receivable $76,904; Inventory $178,516; Property, Plant & Equipment $261,187; Bank Debt $21,619; Other Liabilities $131,369.